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                                                                     EXHIBIT 4.8


SUMMARY TERMS AND CONDITIONS
CMS ENTERPRISES -
$150 MILLION TERM LOAN


BORROWER:                           CMS ENTERPRISES COMPANY ("ENTERPRISES")

GUARANTORS:                         CMS Energy Corporation
                                    CMS Generation Company
                                    CMS Gas Transmission Company

LEAD ARRANGER AND BOOK MANAGER:     Salomon Smith Barney

ADMINISTRATIVE AGENT:               Citicorp USA, Inc.

AMOUNT:                             $150 million

FACILITY TYPE:                      Senior Secured Term Loan

PURPOSE:                            For general corporate purposes

MATURITY:                           December 13, 2002

SECURITY:                           First lien on all of the capital stock of
                                    Borrower's major direct and indirect
                                    domestic subsidiaries, including Panhandle
                                    Eastern Pipe Line Company (but excluding the subsidiaries of Panhandle)

AMORTIZATION:                       None

MANDATORY PREPAYMENT:               100% of net cash proceeds from asset sales
                                    and debt or equity issuances by CMS Energy or its subsidiaries (excluding Consumers)

DIVIDEND RESTRICTIONS:              A $0.1825/share per quarter limitation on
                                    cash dividends and a prohibition on any cash dividends after December 31, 2002 if the Borrower shall not have received at least
                                    $250 million of net cash proceeds from the issuance of equity or equity-linked securities

FINANCIAL COVENANTS:                CMS Energy Consolidated Debt/Consolidated
                                    EBITDA:Not more than 5.75 to 1.0 for the immediately preceding four quarters

                                    CMS Energy Cash Dividend Income/Interest
                                    Expense:Not less than 1.25 to 1.0 for the immediately preceding four quarters

OTHER COVENANTS:                    Similar to CMS Energy facility but with
                                    additional limitations on debt issuance at Enterprises and its subsidiaries

INTEREST RATE:                      LIBOR + 300 bps



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SUMMARY TERMS AND CONDITIONS
CMS ENERGY -
$295.8 MILLION SHORT-TERM FACILITY .

BORROWER:                           CMS ENERGY CORPORATION

GUARANTORS:                         CMS Enterprises Company
                                    CMS Generation Company
                                    CMS Gas Transmission Company
JOINT ARRANGER AND
BOOK MANAGER:                       Salomon Smith Barney

JOINT ARRANGER AND
ADMINISTRATIVE AGENT:               Barclays Bank PLC

PURPOSE:                            For general corporate purposes

AMOUNT:                             $295.8 million

FACILITY TYPE:                      Senior Secured Revolving Credit

MATURITY:                           March 31, 2003

SECURITY:                           Second Lien on all of the capital stock of
                                    CMS Enterprises major direct and indirect domestic subsidiaries, including Panhandle
                                    Eastern Pipe Line Company (but excluding the subsidiaries of Panhandle);

                                    First-priority lien on all of the capital stock of Enterprises and all receivables and notes payable to the Borrower from Enterprises and major subsidiaries of Enterprises

MANDATORY PREPAYMENT:               After payment in full of the Enterprises
                                    Facility, permanent reduction by 100% of net cash proceeds up to $250 million from asset sales and the issuance of debt or equity in the capital markets by CMS Energy or any of its subsidiaries (excluding Consumers) and
                                    75% of such proceeds thereafter

DIVIDEND RESTRICTION:               A $0.1825/share per quarter limitation on
                                    cash dividends and prohibition on cash
                                    dividends after December 31, 2002 if the Borrower shall not have received at least
                                    $250 million of net cash proceeds from the issuance of equity or equity-linked securities

FINANCIAL COVENANTS:                Consolidated Debt/Consolidated EBITDA: Not
                                    more than 5.75 to 1.0 for the immediately preceding four quarters

                                    Cash Dividend Income/Interest Expense :Not less than 1.25 to 1.0 for the immediately preceding four quarters

OTHER COVENANTS:                    Similar to existing facility but with
                                    additional limitations on debt issuance at Enterprises and its subsidiaries

INTEREST RATE:                      LIBOR + 300 bps



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SUMMARY TERMS AND CONDITIONS
CMS ENERGY -
$300 MILLION LONG-TERM FACILITY

BORROWER:                           CMS ENERGY CORPORATION

GUARANTORS:                         CMS Enterprises Company
                                    CMS Generation Company
                                    CMS Gas Transmission Company

JOINT ARRANGER AND
BOOK MANAGER:                       Salomon Smith Barney

JOINT ARRANGER AND
ADMINISTRATIVE AGENT:               Barclays Bank PLC

PURPOSE:                            For general corporate purposes

AMOUNT:                             $300 million

FACILITY TYPE:                      Senior Secured Revolving Credit

MATURITY:                           December 15, 2003

SECURITY:                           Second lien on all of the capital stock of
                                    CMS Enterprises major direct and indirect domestic subsidiaries, including Panhandle
                                    Eastern Pipe Line Company (but excluding the subsidiaries of Panhandle);

                                    First-priority lien on all of the capital stock of Enterprises and all receivables and notes payable to the Borrower from Enterprises and major subsidiaries of Enterprises

AMORTIZATION:                       None

MANDATORY PREPAYMENT:               After payment in full of the Enterprises and
                                    the CMS Energy Short-Term facilities, 50% of net cash proceeds from asset sales in excess of $100 million

DIVIDEND RESTRICTION:               Prohibition on cash dividends if Cash
                                    Dividend Income/Interest Expense falls below
                                    1.05 to 1.00

FINANCIAL COVENANTS:                Consolidated Debt/Consolidated EBITDA: Not
                                    more than 5.75 to 1.0 for the immediately preceding four quarters

                                    Cash Dividend Income/Interest Expense: Not less than 1.25 to 1.0 for the immediately preceding four quarters


OTHER COVENANTS:                    Similar to existing facility but with
                                    additional limitations on debt issuance at Enterprises and its subsidiaries

INTEREST RATE:                      LIBOR + 300 bps



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SUMMARY TERMS AND CONDITIONS
CONSUMERS ENERGY -
$250 MILLION 364-DAY REVOLVING CREDIT

BORROWER:                           CONSUMERS ENERGY COMPANY

ADMINISTRATIVE AGENT:               Bank One, NA

ARRANGER:                           Bank One Capital Markets

PURPOSE:                            For general corporate purposes

AMOUNT:                             Up to $250 million

FACILITY TYPE:                      Senior Secured Revolving Credit

MATURITY:                           July 11, 2003

SECURITY:                           First Mortgage Bonds

AMORTIZATION:                       None

DIVIDEND RESTRICTION:               Not to exceed $300 million in any calendar
                                    year

FINANCIAL COVENANTS:                Total Consolidated Debt/Total Consolidated
                                    Capitalization: Not greater than 0.65 to 1.0

                                    Consolidated EBIT/Consolidated Interest
                                    Coverage: Not less than 2.0 to 1.0 for the immediately preceding four quarters

OTHER COVENANTS:                    Similar to existing Consumers facility

INTEREST RATE:                      LIBOR + 200 bps



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SUMMARY TERMS AND CONDITIONS
CONSUMERS ENERGY -
$300 MILLION TERM LOAN

BORROWER:                           CONSUMERS ENERGY COMPANY

ADMINISTRATIVE AGENT:               Citicorp USA, Inc.

ARRANGER:                           Salomon Smith Barney

PURPOSE:                            For general corporate purposes

AMOUNT: Up to $300 million; $200 million funded at closing; $100 million available no sooner than August 31, 2002

FACILITY TYPE:                      Senior Secured Term Loan

MATURITY:                           July 11, 2003 with a one year extension at
                                    the Borrower's option

SECURITY:                           First Mortgage Bonds

AMORTIZATION:                       None

MANDATORY PREPAYMENT:               50% of net cash proceeds from asset sales
                                    after first $100 million asset sales

DIVIDEND RESTRICTION:               Not to exceed $300 million in any calendar
                                    year

FINANCIAL COVENANTS:                Total Consolidated Debt/Total Consolidated
                                    Capitalization: Not greater than 0.65 to 1.0

                                    Consolidated EBIT/Consolidated Interest
                                    Coverage: Not less than 2.0 to 1.0 for the immediately preceding four quarters

OTHER COVENANTS:                    Similar to existing Consumers facility

INTEREST RATE:                      LIBOR + 250 bps